UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2014
Commission file number 001-11625
Pentair Ltd.
(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)
Freier Platz 10, 8200 Schaffhausen, Switzerland
(Address of principal executive offices)
Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
The information set forth under Item 7.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 7.01 Regulation FD Disclosure
On January 28, 2014, Pentair Ltd. (the “Company”) issued a press release announcing its earnings for the fourth quarter of 2013. The Company is furnishing the following information to correct the fourth quarter 2013 reported and adjusted operating income as a percentage of net sales and adjusted operating income for the Company’s Process Technologies and Flow Technologies segments.

Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments - future segmentation (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Valves & Controls
Net sales	$585.8	$619.9	$611.5	$652.0	$2,469.2
Operating income (loss)—as reported	(18.6)	56.9	76.6	46.5	161.4
% of net sales	(3.2)%	9.2%	12.5%	7.1%	6.5%
Adjustments:
Restructuring and other	7.3	17.0	3.7	32.8	60.8
Inventory step-up and customer backlog	70.6	10.0	—	—	80.6
Operating income—as adjusted	59.3	83.9	80.3	79.3	302.8
% of net sales	10.1%	13.5%	13.1%	12.2%	12.3%
Process Technologies
Net sales	$396.6	$477.6	$421.2	$470.5	$1,765.9
Operating income—as reported	45.1	75.1	57.1	65.9	243.2
% of net sales	11.4%	15.7%	13.6%	14.0%	13.7%
Adjustments:
Restructuring and other	2.4	2.7	2.8	1.7	9.6
Inventory step-up and customer backlog	0.4	—	—	—	0.4
Operating income—as adjusted	47.9	77.8	59.9	67.6	253.2
% of net sales	12.1%	16.3%	14.2%	14.4%	14.2%
Flow Technologies
Net sales	$390.6	$478.2	$397.2	$352.5	$1,618.5
Operating income—as reported	29.7	61.0	48.8	10.2	149.7
% of net sales	7.6%	12.8%	12.3%	2.9%	9.2%
Adjustments:
Restructuring and other	5.1	3.9	0.7	14.4	24.1
Inventory step-up and customer backlog	0.2	0.2	—	—	0.4
Operating income—as adjusted	35.0	65.1	49.5	24.6	174.2
% of net sales	9.0%	13.6%	12.5%	7.0%	10.8%
Technical Solutions
Net sales	$410.0	$397.4	$405.9	$450.1	$1,663.4
Operating income—as reported	53.3	65.1	82.2	84.4	285.0
% of net sales	13.0%	16.4%	20.3%	18.8%	17.1%
Adjustments:
Restructuring and other	10.7	4.9	1.5	3.6	20.7
Trade name impairment	—	—	—	11.0	11.0
Inventory step-up and customer backlog	5.7	—	—	—	5.7
Operating income—as adjusted	69.7	70.0	83.7	99.0	322.4
% of net sales	17.0%	17.6%	20.6%	22.0%	19.4%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 28, 2014.

PENTAIR LTD.
Registrant

By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer